Exhibit 99.1

For Immediate Release:	Contact:	Kenneth D. Masiello Chief Accounting Officer (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports First Quarter Results

●	Book Value Finishes Quarter at $36.65 per share

●	Quarter-end AUM at $1.5 billion

●	Board authorizes Distribution of Morgan Group Shares

Greenwich, CT, May 6, 2020 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services and investment management company, today reported its financial results for the first quarter ended March 31, 2020.

As world leaders focused on the unprecedented human and economic challenges of COVID-19, global equity markets plunged in reaction to the spreading coronavirus pandemic. The events unfolding in March resulted in the worst month for stocks since 2008 and the worst first quarter since 1937.

(Y)our team is observing social distancing guidelines and remains fully operational and focused, with teammates in the office on a rotating schedule. Over the years we have invested in technology and infrastructure that allow teammates to work remotely in anticipation of the need to invest seamlessly from remote locations.

Commitment to Community

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  One key facet of our principles is how we conduct our business.  Since our spin off in 2015, we have offered a program of corporate giving through our shareholder-designated charitable contribution (SDCC) program.  Through the SDCC program, AC shareholders select organizations to receive charitable grants from Associated Capital.  This year, the majority of our shareholders participated by designating their preferred 501(c)(3) organizations for our corporate giving.  We contributed $4.5 million to such charities in 2019.  Since the inception of this program in 2015, we have donated more than $20.0 million to over 160 charities across the United States.

First Quarter Results

-	Book value ended the quarter at $36.65 per share versus $39.93 per share at December 31, 2019.

-
The markets’ impact on our investment portfolio translated into a $100.1 million net loss in the first quarter versus a gain of $38.7 million in last year’s first quarter.  This reflects the mark-to-market impact of our entire investment portfolio.  It is important to note that none of the deals in our Merger Arbitrage portfolio were terminated in March.

-	The net loss for the quarter was $3.27 per share as compared to a gain of $1.02 per share in the prior year’s first quarter.

-	Assets under management ended the quarter at $1.5 billion compared to $1.6 billion at March 31, 2019.

Financial Highlights
($000s except per share data or as noted)

	Q1
	2020	2019

AUM - end of period (in millions)	$1,473	$1,591
Revenues	4,369	4,652
Operating loss before management fee	(1,095)	(4,616)
Investment and other non-operating income/(expense), net	(100,056)	38,721
Income/(loss) before income taxes	(101,151)	30,845
Net income/(loss)	(73,355)	23,147
Net income/(loss) per share – diluted	$(3.27)	$1.02
Shares outstanding at March 31 (thousands)	22,394	22,575

First Quarter Overview

First quarter 2020 revenues were $4.4 million, $0.3 million (6.4%) lower than the $4.7 million in last year’s first quarter.  Lower compensation costs from headcount reductions at G.research and related stock compensation helped to reduce operating expenses to $5.5 million, down 40.9%, or $3.8 million, from the $9.3 million in the year ago quarter.  No management fees were earned in the quarter compared to a $3.3 million management fee in last year’s first quarter.

Net investment and other non-operating losses were $100.1 million for the quarter versus a gain of $38.7 million a year ago.   This reflects the mark-to-market impact of our ownership of 2.9 million shares of GBL as well as the mark-to-market losses on our entire investment portfolio,  including our investment in the Gabelli Merger Plus+ Trust (GMP:LSE).

The benefit for income taxes was $23.8 million for the first quarter of 2020 versus a tax provision of $6.2 million in the comparable quarter of 2019.

Assets Under Management (AUM)

Assets under management at March 31, 2020 were $1.5 billion, $243 million lower than December 31, 2019.  The portfolios declined by $154 million in addition to $89 million in net redemptions.

	March 31, 2020	December 31, 2019	March 31, 2019
(in millions)
Event Merger Arbitrage	$1,312	$1,525	$1,401
Event-Driven Value	112	132	127
Other	49	59	63
Total AUM	$1,473	$1,716	$1,591

Alternative Investment Management

Associated Capital has two major businesses, Event-Driven Asset Management and Direct Investing, in addition to its 83.3% ownership of G.research’s Institutional Research operation which was merged into Morgan Group Holdings last year.

•	Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event-driven special situations and merger arbitrage.  During the quarter merger arbitrage was not immune to the market’s volatility.  Merger spreads widened as levered multi-strategy and quantitative hedge funds faced margin calls, forcing them to sell positions indiscriminately to de-lever and raise cash. For the quarter, our fund slipped -7.1%, (-7.4% net of fees). It is important to note that none of the deals in our portfolio were terminated in March. The strategy is offered domestically through partnerships and to institutional investors.  Internationally, the strategy is offered through corporations and EU regulated UCITS structures and the London Stock Exchange listed investment company, Gabelli Merger Plus Trust (GMP-LN).

•	Direct Investing

We launched our direct private equity and merchant banking activities in August 2017. Direct Investing is developing along three core pillars; the first is Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor.  Next we added Gabelli Special Purpose Acquisition Vehicles (“SPAC”) in 2018.  Gabelli Value for Italy (VALU), our initial vehicle launched and listed on the Italian Borsa, approached its second anniversary at the apex of the pandemic in Italy.  In light of this challenge, the board voted to commence liquidation.  The VALU effort successfully canvassed private company opportunities in Italy, with deal flow expanding throughout Europe.  We believe the platform is in place to further expand our direct investment efforts across the European continent.

The third leg of our private equity activities was the formation of Gabelli Principal Strategies Group, LLC. (“GPS”) to pursue strategic operating initiatives.  These businesses are organized to invest directly in various ways, with a focus on leveraged buyouts and restructurings of small and mid-sized companies.   These vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable, leveraging our capital markets expertise through direct investing vehicles.

G.research – Spin-off

On October 31, 2019, we consummated the merger between G.research, LLC (“G.research”) and Morgan Group Holding Co. (“Morgan Group”). As a result of the transaction, G.research became a wholly owned subsidiary of Morgan Group (MGHL:OTC).  Associated Capital holds 83.3% of the outstanding shares of Morgan Group.

On March 16, 2020 our board of directors approved the distribution of AC’s shares of Morgan Group to shareholders.

G.research provides institutional research services and underwriting activities. G.research’s revenues are derived primarily from revenue generating institutional research services, sales manager fees, underwriting fees and selling concessions.  During the first quarter, G.research marketed the 30th Annual Pump, Valve and Water Systems Symposium on February 27th and the 11th Annual Specialty Chemicals Virtual Conference on March 12th.

G.research’s net loss of $282,000 for the quarter ending March 31, 2020 compared to a $1.0 million net loss for the same period a year ago.

Shareholder Dividends and Buybacks

At its meeting on May 5, 2020 the Board of Directors declared a semi-annual dividend of $0.10 per share payable June 30, 2020 to shareholders of record on June 16, 2020.

During the first quarter, AC repurchased approximately 82,000 Class A shares at an average investment of $39.43 per share for a total outlay of $3.2 million.

Since our spin-off from GBL on November 30, 2015, AC has returned $109.6 million to shareholders through share repurchases and exchange offers, reducing its outstanding shares by 3.2 million shares, in addition to paying dividends of $16 million.

At March 31, 2020, there were 3.4 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). The proprietary capital is earmarked for our direct investment business that invests in new and existing businesses.  The direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the SPAC business (Gabelli special purpose acquisition vehicles), launched in April 2018; and, Gabelli Principal Strategies Group, LLC (“GPS”) created to pursue strategic operating initiatives.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2020	2019
Operating loss	$(1,095)	$(7,876)
Add: management fee expense	-	3,260
Operating loss before management fee	$(1,095)	$(4,616)

Table I

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March 31, 2020	December 31, 2019	March 31, 2019

ASSETS

Cash and cash equivalents	$358,594	$348,588	$396,020
Investments	449,218	547,829	495,806
Investment in GAMCO stock (2,935,401, 2,935,401 and 3,016,501 shares, respectively)	32,260	57,211	61,838
Receivable from brokers	17,403	24,150	26,980
Deferred tax assets (including taxes receivable of $1,297 in 2020)	22,128	2,004	6,871
Other receivables	2,784	17,470	1,919
Other assets	21,704	13,654	5,262

Total assets	$904,091	$1,010,906	$994,696

LIABILITIES AND EQUITY

Payable to brokers	$8,819	$14,889	$17,423
Income taxes payable and deferred tax liabilities, net	-	3,676	7,222
Compensation payable	5,665	20,247	7,511
Securities sold short, not yet purchased	17,422	16,419	17,118
Accrued expenses and other liabilities	5,473	7,856	5,637
Sub-total	37,379	63,087	54,911

Redeemable noncontrolling interests (a)	45,909	50,384	50,781

Total equity	820,803	897,435	889,004

Total liabilities and equity	$904,091	$1,010,906	$994,696

(a) Represents third-party capital balances in consolidated investments funds.

Table II
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the quarter ended March 31,
	2020	2019

Investment advisory and incentive fees	$2,700	$2,733
Institutional research services	1,374	1,913
Other revenues	295	6
Total revenues	4,369	4,652

Compensation costs	4,193	5,896
Stock-based compensation	(818)	415
Other operating expenses	2,089	2,957
Total expenses	5,464	9,268

Operating loss before management fee	(1,095)	(4,616)

Investment gain/(loss)	(102,090)	34,979
Dividend income from GAMCO	59	60
Interest and dividend income, net	2,202	3,682
Shareholder-designated contribution	(227)	-
Investment and other non-operating income/(expense), net	(100,056)	38,721

Gain/(loss) before management fee and income taxes	(101,151)	34,105
Management fee	-	3,260
Income/(loss) before income taxes	(101,151)	30,845
Income tax expense/(benefit)	(23,799)	6,191
Net income/(loss)	(77,352)	24,654
Net income/(loss) attributable to noncontrolling interests	(3,997)	1,507
Net income/(loss) attributable to Associated Capital Group, Inc.	$(73,355)	$23,147

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$(3.27)	$1.02
Diluted	$(3.27)	$1.02

Weighted average shares outstanding:
Basic	22,441	22,584
Diluted	22,441	22,584

Actual shares outstanding - end of period	22,394	22,575

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.